Exhibit 99.d.5.ii

THE UBS FUNDS, ON BEHALF OF ITS SERIES,
UBS TOTAL RETURN BOND FUND
INVESTMENT ADVISORY AGREEMENT
AMENDMENT NUMBER TWO

THIS AMENDMENT is made as of the 13th day of June 2022, by and between The UBS Funds, a Delaware statutory trust (the “Trust”), and UBS Asset Management (Americas) Inc., a Delaware corporation (the “Advisor”).

WHEREAS, the Trust and the Advisor have previously entered into an Investment Advisory Agreement, dated December 3, 2015, as amended or restated through the date hereof (the “Advisory Agreement”), pursuant to which the Advisor agreed to manage the investment and reinvestment of assets of the UBS Total Return Bond Fund series (the “Series”); and

WHEREAS, the Series has changed its name from “UBS Total Return Bond Fund” to “UBS Multi Income Bond Fund” and the Trust, on behalf of the Series, and the Advisor desire to amend the Advisory Agreement to reflect the new name of the Fund;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.            The name of UBS Total Return Bond Fund, and all references in the Advisory Agreement to UBS Total Return Bond Fund, shall be changed to UBS Multi Income Bond Fund.

2.            The effective date of the Amendment shall be June 13, 2022.

3.            The parties hereby further agree that no other provisions of the Advisory Agreement are in any way modified by this Amendment, and that all other provisions of the Advisory Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed as of the 13th day of June 2022.

THE UBS FUNDS		THE UBS FUNDS

By:	/s/ Keith A. Weller	By:	/s/ Eric Sanders
Name:	Keith A. Weller	Name:	Eric Sanders
Title:	Vice President and Secretary	Title:	Vice President and Assistant Secretary

UBS ASSET MANAGEMENT (AMERICAS) INC.		UBS ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ Igor Lasun	By:	/s/ Rose Ann Bubloski
Name:	Igor Lasun	Name:	Rose Ann Bubloski
Title:	Managing Director	Title:	Director

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